Exhibit 1.1
WEBSTER CAPITAL TRUST IV
7.650% Fixed to Floating Rate Trust Preferred Securities
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed by
WEBSTER FINANCIAL CORPORATION
Underwriting Agreement
June 13, 2007
MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
New York, New York 10019
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Ladies and Gentlemen:
     Webster Capital Trust IV, a statutory trust created under the laws of the State of Delaware (the “Trust”), and Webster Financial Corporation, a Delaware corporation (the “Guarantor”), as depositor of the Trust and as Guarantor under the Guarantee referred to herein, confirm their agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (“Merrill Lynch”), Keefe, Bruyette & Woods, Inc. (“KBW”) and Lehman Brothers Inc. (“Lehman”) (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), with respect to the issue and sale by the Trust of and the purchase by the Underwriters, acting severally and not jointly, of the respective amounts set forth in said Schedule A of $200,000,000 of the Trust’s 7.650% Fixed to Floating Rate Trust Preferred Securities, liquidation amount $1,000 per security, referred to in Schedule B (the “Trust Preferred Securities”). The proceeds of the sale of the Trust Preferred Securities and of the common securities of the Trust (the “Trust Common Securities”) to be sold by the Trust to the Guarantor are to be invested in $200,010,000 principal amount of the Guarantor’s 7.650% Fixed to Floating Rate Junior Subordinated Notes (the “Junior Subordinated Notes”), to be issued pursuant to the Junior Subordinated Indenture between the Guarantor and The Bank of New York (the “Indenture Trustee,” and such Junior Subordinated Indenture, the “Base Indenture”), as amended and supplemented by a supplemental indenture between the Guarantor and the Indenture Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”), each to be entered into at or before the Closing Date.

     The Trust and the Guarantor understand that the Underwriters propose to make a public offering of the Trust Preferred Securities as soon as the Underwriters deem advisable after this Agreement has been executed and delivered.
     Capitalized terms used herein and not otherwise defined but that are defined in the Trust Agreement (as defined in Section 1(A)(g) hereof), have the meanings specified in the Trust Agreement. For purposes of this Agreement, the phrase “counsel for the Underwriters” shall mean Sidley Austin llp, or such successor firm as may be unanimously selected by the Underwriters.
     1. Representations and Warranties.
     (A) Each of the Guarantor and the Trust jointly and severally represents and warrants to, and agrees with, each Underwriter as follows (except that the representation, warranty and agreement in Section 1(A)(d) is given only by the Guarantor and not by the Trust):
     (a) An “automatic shelf registration statement” as defined under Rule 405 under the Securities Act of 1933, as amended (the “Act”) on Form S-3 (File Nos. 333-143668 and 333-143668-01) in respect of the Trust Preferred Securities and the Junior Subordinated Notes, has been filed with the Securities and Exchange Commission (the “Commission”) not earlier than three years prior to the date hereof; pursuant to the Act, such registration statement, and any post-effective amendment thereto, became effective on filing; no stop order suspending the effectiveness of such registration statement or any part thereof has been issued, no proceeding for that purpose has been initiated or, to the Guarantor’s knowledge, threatened by the Commission and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act has been received by the Guarantor or the Trust (the base prospectus filed as part of such registration statement, in the form in which it has most recently been filed with the Commission on or prior to the date of this Agreement, is hereinafter called the “Basic Prospectus”; any preliminary prospectus (including any preliminary prospectus supplement) relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of such registration statement, including all exhibits thereto but excluding any Trustee’s Statement of Eligibility on Form T-1 (each a “Form T-1”), and including any prospectus supplement relating to the Trust Preferred Securities that is filed with the Commission and deemed by virtue of Rule 430B to be part of such registration statement, each as amended at the time such part of the registration statement became effective, are hereinafter collectively called the “Registration Statement”; the Basic Prospectus, as amended and supplemented immediately prior to the Applicable Time (as defined in Section 1(A)(c) hereof), is hereinafter called the “Pricing Prospectus”; the form of the final prospectus relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 4(A)(a) is hereinafter called the “Prospectus”; any reference herein to the Basic Prospectus, the Pricing Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include the documents incorporated by reference therein pursuant to Item 12 of Form S-3 under the Act, as of the date of such prospectus; any reference to any amendment or supplement to the Basic Prospectus, any Preliminary Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement, any prospectus supplement relating to the Trust Preferred Securities filed with the Commission pursuant to Rule 424(b) under the Act and any documents filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated therein, in each case after the date of the Basic Prospectus, such Preliminary Prospectus or the Prospectus, as the case may be; any reference to any amendment to the Registration Statement shall be deemed to refer to and include any annual report of the Guarantor filed pursuant to Section 13(a) or 15(d) of the Exchange Act after the effective date of the Registration Statement that is incorporated by reference in the Registration Statement; and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Trust Preferred Securities is hereinafter called an “Issuer Free Writing Prospectus”).
     (b) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by any Underwriter expressly for use therein.
     (c) For the purposes of this Agreement, the “Applicable Time” is 7:35 A.M. (New York City time) on June 14, 2007; the Pricing Prospectus as supplemented by the final term sheet prepared and filed pursuant to Section 4(A)(a) and each Issuer Free Writing Prospectus listed on Schedule B(a), taken together (collectively, the “Pricing Disclosure Package”) as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package as of the Applicable Time, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in an Issuer Free Writing Prospectus in reliance upon and in conformity with information furnished in writing to the Guarantor by any Underwriter expressly for use therein.
     (d) The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus, when they became effective or were filed with the Commission, as the case may be, conformed in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder, and none of such documents contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading; any further documents so filed and incorporated or deemed to be incorporated by reference in the Registration Statement, the Pricing Prospectus or the Prospectus or any further amendment or supplement thereto, when such documents become effective or are filed with the Commission, as the case may be, will conform in all material respects to the requirements of the Act or the Exchange Act, as applicable, and the rules and regulations of the Commission thereunder and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.
     (e) The Registration Statement conforms, the Pricing Prospectus and the Prospectus and any further amendments or supplements to the Registration Statement, the Pricing Prospectus and the Prospectus will conform, in all material respects to the requirements of the Act and the Trust Indenture Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement and as of the applicable filing date as to the Pricing Prospectus and the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Guarantor by any Underwriter expressly for use therein.
     (f) The Trust has been duly created and is validly existing as a statutory trust in good standing under the laws of the State of Delaware and at the Closing Date will have the power and authority to own its property and conduct its business as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus and to execute and deliver and perform its obligations under the Other Trust Transaction Agreements (as defined in Section 1(A)(g) hereof).
     (g) The Trust has conducted and will conduct no business other than the transactions contemplated by this Agreement and the Second Amended and Restated Trust Agreement in substantially the form previously provided to you and to be entered into at or before the Closing Date among the Guarantor, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, and the individuals named therein, as Administrative Trustees (collectively, the “Trustees,” and such Second Amended and Restated Trust Agreement, the “Trust Agreement”) and described in the Pricing Prospectus and the Prospectus; the Trust is not, and at the Closing Date will not be, a party to or bound by any agreement or instrument other than this Agreement, the Trust Agreement and the Other Trust Transaction Agreements (as defined below); and the Trust has no liabilities or obligations other than those arising out of the transactions contemplated by this Agreement and the Other Trust Transaction Agreements and described in the Pricing Prospectus and the Prospectus. “Other Trust Transaction Agreements” means the Certificate Depositary Agreement.
     (h) At the Closing Date, the Trust Preferred Securities will have been duly authorized and, when issued, delivered and paid for pursuant to this Agreement, will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement and the Trust Preferred Securities will conform in all material respects to the description thereof in the Pricing Disclosure Package and the Prospectus.
     (i) At the Closing Date, the Trust Common Securities will have been duly authorized and will have been duly and validly issued and will be fully paid and non-assessable beneficial interests in the Trust entitled to the benefits of the Trust Agreement and will conform in all material respects to the description thereof contained in the Pricing Disclosure Package and the Prospectus; the issuance of the Trust Common Securities is not subject to preemptive or other similar rights; at the Closing Date, all of the issued and outstanding Trust Common Securities will be directly owned by the Guarantor, free and clear of all liens, encumbrances, equities or claims; and the Trust Common Securities and the Trust Preferred Securities are the only beneficial interests in the Trust authorized to be issued by the Trust.
     (j) The holders of the Trust Preferred Securities will be entitled to the same limitation on personal liability that is extended to stockholders of private corporations for profit organized under the General Corporation Law of the State of Delaware.
     (k) At the Closing Date, each Other Trust Transaction Agreement (collectively with this Agreement, the “Trust Transaction Agreements”) will have been duly authorized, executed and delivered by the Trust and will constitute a valid and legally binding instrument of the Trust, enforceable against the Trust in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law), and the Trust Transaction Agreements will conform in all material respects to the descriptions thereof contained in the Pricing Disclosure Package and the Prospectus.
     (l) This Agreement has been duly authorized, executed and delivered by the Trust.
     (m) At the Closing Date, the Trust will have all power and authority necessary to execute and deliver this Agreement, the Trust Preferred Securities, the Trust Common Securities and the Other Trust Transaction Agreements, and to perform its obligations hereunder and thereunder; the issuance by the Trust of the Trust Preferred Securities and the Trust Common Securities in accordance with the Trust Agreement, the purchase by the Trust of the Junior Subordinated Notes, and the execution and delivery by the Trust of the Trust Transaction Agreements and the performance by it of its obligations thereunder do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Trust or the Guarantor or any subsidiary pursuant to any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Trust or the Guarantor or any of its subsidiaries is a party or by which any of them may be bound, or to which any of the property or assets of the Trust or the Guarantor or any subsidiary is subject (collectively, “Agreements and Instruments”) (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or other encumbrances that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby), nor will such action result in any violation of the provisions of the Trust Agreement, the charter or by-laws of the Guarantor or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Guarantor or any of its subsidiaries or any of their respective assets or operations. As used herein, a

“Repayment Event” means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Trust, the Guarantor or any subsidiary.
     (n) The Trust is not required and, after giving effect to the offering and sale of the Trust Preferred Securities will not be required to register as an “investment company” or an entity “controlled” by an “investment company,” under the Investment Company Act of 1940, as amended (the “Investment Company Act”).
     (B) The Guarantor represents and warrants to, and agrees with, each Underwriter that:
     (a) Since the respective dates as of which information is given in the Registration Statement, the Pricing Disclosure Package or the Prospectus, except as otherwise stated therein, (A) there has been no material adverse change in the financial condition, earnings or business affairs of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Guarantor or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Guarantor and its subsidiaries considered as one enterprise, and (C) except for regular quarterly dividends on the common stock of the Guarantor in amounts per share that are consistent with past practice, there has been no dividend or distribution of any kind declared, paid or made by the Guarantor on any class of its capital stock.
     (b) The Guarantor has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement, the Trust Agreement, the Guarantee, the Indenture and the Junior Subordinated Notes (the “Guarantor Transaction Agreements”). The Guarantor is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The Guarantor is duly registered as a bank holding company and a financial holding company under the Bank Holding Company Act of 1956, as amended. The Guarantor has an authorized capitalization as set forth in the Pricing Prospectus, and all of the issued shares of capital stock of the Guarantor have been duly and validly authorized and issued and are fully paid and non-assessable.
     (c) Webster Bank, National Association (“Webster Bank”) and each other “significant subsidiary” of the Guarantor (as such term is defined in Rule 1-02 of Regulation S-X) (each, including Webster Bank, a “Significant Subsidiary” and collectively, the “Significant Subsidiaries”) has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Pricing Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. With the exception of Webster Bank, which is a national bank chartered under the laws of the United States, and its charter is in full force and effect, each of the Significant Subsidiaries has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, except where the failure to be in good standing would not result in a Material Adverse Effect. Except as otherwise disclosed in the Pricing Prospectus, all of the issued and outstanding capital stock of each Significant Subsidiary have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Guarantor, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and none of the outstanding shares of capital stock of any Significant Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Significant Subsidiary. The only Significant Subsidiaries of the Guarantor are Webster Bank and Webster Mortgage Investment Corporation and all of the Guarantor’s other subsidiaries considered in the aggregate as a single subsidiary do not constitute a “significant subsidiary” as defined in Rule 1-02 of Regulation S-X.
     (d) Each of the Administrative Trustees is an employee of or affiliated with the Guarantor and, at the Closing Date, the Trust Agreement will have been duly executed and delivered by each Administrative Trustee and will constitute a valid and legally binding instrument of each Administrative Trustee, enforceable against the Administrative Trustee in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (e) The Junior Subordinated Notes have been duly authorized, and, when issued, delivered and paid for at the Closing Date as contemplated by the Pricing Disclosure Package, will have been duly executed, authenticated, issued and delivered and will constitute valid and legally binding obligations of the Guarantor entitled to the benefits provided by the Indenture; the Indenture has been duly authorized and, at the Closing Date, the Indenture, the Guarantee Agreement and the Trust Agreement will be duly qualified under the Trust Indenture Act and will constitute valid and legally binding instruments, enforceable against the Guarantor in accordance with their terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law) and the Junior Subordinated Notes and the Indenture will conform in all material respects to the descriptions thereof in the Pricing Disclosure Package and the Prospectus.
     (f) Each of the Trust Agreement and the Guarantee Agreement has been duly authorized by the Guarantor and, when executed and delivered at the Closing Date, will constitute a valid and legally binding instrument of the Guarantor, enforceable against the Guarantor in accordance with its terms, except as the enforcement thereof may be limited by bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers), reorganization, moratorium or similar laws affecting enforcement of creditors’ rights generally or by general principles of equity (regardless of whether enforcement is considered in a proceeding in equity or at law).
     (g) This Agreement has been duly authorized, executed and delivered by the Guarantor.
     (h) Neither the Guarantor nor any of its subsidiaries is in violation of its charter or by-laws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Agreements and Instruments, except for such defaults that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby. The execution, delivery and performance of the Guarantor Transaction Agreements and the consummation of the transactions contemplated herein and therein and in the Pricing Prospectus and compliance by the Guarantor with its obligations hereunder and thereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any lien, charge or other encumbrance upon any assets or operations of the Trust or the Guarantor or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or other encumbrances that would not result in a Material Adverse Effect or have a material adverse effect on the consummation of the transactions contemplated hereby), nor will such action result in any violation of the provisions of the Trust Agreement, the charter or by-laws of the Guarantor or any of its subsidiaries or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Trust, the Guarantor or any of its subsidiaries or any of their respective assets or operations.
     (i) The statements set forth in the Pricing Prospectus and the Prospectus under the captions “Description of the Trust Preferred Securities,” “Description of the Junior Subordinated Notes,” “Description of the Guarantee,” “Relationship among Trust Preferred Securities, Junior Subordinated Notes and Guarantee” and “Replacement Capital Covenant,” insofar as they are descriptions of contracts, agreements or other legal documents or describe statutes, rules and regulations, and under the caption “Underwriting,” insofar as they purport to describe the provisions of the documents referred to therein, constitute an accurate summary of the matters set forth therein in all material respects; the statements set forth in the Pricing Prospectus and the Prospectus under the caption “Certain United States Federal Income Tax Consequences” and “ERISA Considerations,” insofar as they purport to constitute a summary of matters of U.S. federal income tax law or the U.S. Employee Retirement Income Security Act of 1974, as amended, and regulations or legal conclusions with respect thereto, constitute an accurate summary of the matters set forth therein in all material respects.
     (j) There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Guarantor, threatened, against or affecting the Trust or the Guarantor or any of its subsidiaries, which (A) is required to be disclosed in the Registration Statement, the Pricing Prospectus or the Prospectus (other than as disclosed therein), (B) might result in a Material Adverse Effect, or (C) might materially and adversely affect the assets or operations of the Trust or the Guarantor or any of its subsidiaries or the consummation of the transactions contemplated in this Agreement, the Trust Agreement, the Trust Transaction Agreements or the Guarantor Transaction Agreements or the performance by the Trust or the Guarantor of their respective obligations hereunder or thereunder. The aggregate of all pending legal or governmental proceedings to which the Trust or the Guarantor or any of its subsidiaries is a party or of which any of their respective assets or operations is the subject which are not described in the Registration Statement, the Pricing Prospectus and the Prospectus, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.
     (k) The Guarantor is not required and, after giving effect to the offering and sale of the Trust Preferred Securities and the application of the proceeds thereof, will not be required to register as an “investment company” under the Investment Company Act.
     (l) (A)(i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), and (iii) at the time the Guarantor or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the Act) made any offer relating to the Trust Preferred Securities in reliance on the exemption of Rule 163 under the Act, the Guarantor was a “well-known seasoned issuer” as defined in Rule 405 under the Act (“Rule 405”); and (B) at the earliest time after the filing of the Registration Statement that the Guarantor or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Trust Preferred Securities, the Guarantor was not an “ineligible issuer” as defined in Rule 405 under the Act.
     (m) The Guarantor and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect. The Guarantor and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect. All of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect. Neither the Guarantor nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (n) KPMG LLP, who have audited the consolidated financial statements of the Guarantor and its subsidiaries included in the Registration Statement, are independent registered public accountants as required by the Act and the rules and regulations of the Commission thereunder.
     (o) The audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus, together with the supporting schedules, if any, and notes, present fairly the financial position of the Guarantor and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders’ equity and cash flows of the Guarantor and its consolidated subsidiaries for the periods specified. Such financial statements have been prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”) applied on a consistent basis throughout the periods involved except as otherwise stated therein. The selected financial data and the summary financial information included in the Pricing Disclosure Package and the Prospectus present fairly the information shown therein and have been compiled on a basis consistent with that of the audited consolidated financial statements included in the Registration Statement, the Pricing Disclosure Package and the Prospectus. No pro forma financial statements are required to be included in the Registration Statement, the Pricing Disclosure Package or the Prospectus under the Act or the rules and regulations of the Commission thereunder.
     (p) The Guarantor maintains a system of internal control over financial reporting sufficient to provide reasonable assurance that (i) transactions are executed in accordance with the management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with the management’s general or specific authorization and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.
     (q) The Guarantor has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) and 15d-15(e) under the Exchange Act). Such disclosure controls and procedures (A) are designed to ensure that material information relating to the Guarantor, including its consolidated subsidiaries, is made known to the Guarantor’s Chief Executive Officer and its Chief Financial Officer by others within those entities, particularly during the periods in which the Exchange Act reports are being prepared, (B) have been evaluated for effectiveness as of the end of the annual or quarterly period reported to the Commission and (C) are effective to perform the functions for which they were established. The Guarantor’s auditors and the Audit Committee of the Guarantor’s Board of Directors have not been advised that there are currently (1) any significant deficiencies in the design or operation of internal controls which could adversely affect the Guarantor’s ability to record, process, summarize, and report financial data, (2) any fraud, whether or not material, that involves management or other employees who have a role in the Guarantor’s internal controls or (3) any material weaknesses in internal controls. Since the date of the most recent evaluation of such disclosure controls and procedures, there have been no significant changes in internal controls or in other factors that could significantly affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.
     (r) The Guarantor, Webster Bank and, to the knowledge of the Guarantor, the Guarantor’s other subsidiaries are in compliance in all material respects with all laws administered by and regulations of any governmental authority applicable to it or to them (including, without limitation, all regulations and orders of, or agreements with, any Regulatory Agency (as defined below), the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the U.S.A. Patriot Act), the failure to comply with which would have a Material Adverse Effect. Other than as disclosed in the Guarantor’s annual, quarterly or current reports filed with the Commission under the Exchange Act, including without limitation its current report on Form 8-K filed with the Commission on July 25, 2006, neither the Guarantor nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter or similar undertaking to, or is subject to any directive by, or has been a recipient of any supervisory letter from, or has adopted any board resolutions at the request of, any Regulatory Agency that currently relates to or restricts in any material respect the conduct of their business or that in any manner relates to their capital adequacy, credit policies or management (each, a “Regulatory Agreement”), nor has the Guarantor or any of its subsidiaries been advised by any Regulatory Agency that it is considering issuing or requesting any such Regulatory Agreement. There is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Guarantor or any of its subsidiaries which, in the reasonable judgment of the Guarantor, is expected to result in a Material Adverse Effect. The Guarantor is not subject to any order of any Regulatory Agency which prohibits the payment of dividends by any of its subsidiaries. As used herein, the term “Regulatory Agency” means any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits, or any court, administrative agency or commission or other governmental agency, authority or instrumentality having supervisory or regulatory authority with respect to the Guarantor or any of its subsidiaries.
     (s) The deposit accounts in the Guarantor’s subsidiary bank are insured up to the applicable limits by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceeding for the revocation or termination of such insurance is pending or, to the knowledge of the Guarantor, threatened.
     (t) There are no contracts or documents which are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus or the documents incorporated by reference therein or to be filed as exhibits thereto which have not been so described and filed as required.
     (u) No labor dispute with the employees of the Guarantor or any of its subsidiaries exists or, to the knowledge of the Guarantor, is imminent, and the Guarantor is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers, manufacturers, customers or contractors of the Guarantor or any of its subsidiaries, which, in either case, would result in a Material Adverse Effect.
     (v) The Guarantor and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent licenses, trademarks, service marks and trade names necessary to carry on their businesses as presently conducted and the Guarantor and its subsidiaries have not received any notice of infringement of or conflict with asserted rights of others with respect to any patents, patent licenses, trademarks, service marks or trade names that, in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a Material Adverse Effect.

     (w) The Guarantor and its subsidiaries have good and marketable title to all real property owned by the Guarantor and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (A) are described in the Registration Statement, the Pricing Prospectus and the Prospectus or (B) would not have a Material Adverse Effect. All of the leases and subleases material to the business of the Guarantor and its subsidiaries, considered as one enterprise, and under which the Guarantor or any of its subsidiaries holds properties described in the Registration Statement, the Pricing Prospectus and the Prospectus, are in full force and effect, and neither the Guarantor nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Guarantor or any subsidiary under any such lease or sublease or affecting or questioning the rights of the Guarantor or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease and that, in any such case, would have a Material Adverse Effect.
     (x) Neither the Guarantor nor any affiliate of the Guarantor has taken, nor will the Guarantor or any affiliate take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in the unlawful stabilization or manipulation of the price of any security of the Guarantor to facilitate the sale or resale of the Trust Preferred Securities or the Junior Subordinated Notes.
     (y) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental agency or body is necessary or required for the authorization, execution, delivery by the Trust or the Guarantor, as applicable, of this Agreement, the Trust Agreement, the Trust Transaction Agreements, or the Guarantor Transaction Agreements, or the performance by the Trust or the Guarantor of their respective obligations hereunder or thereunder including the offering, issuance, sale and delivery of the Trust Preferred Securities and the Trust Common Securities by the Trust, and the issuance by the Guarantor and purchase by the Trust of the Junior Subordinated Notes, or the consummation by the Trust or the Guarantor of the transactions contemplated hereby or thereby, except such as have already been made or obtained or as may be required under state securities laws.
     (z) The Guarantor and its subsidiaries are (i) in compliance with any and all applicable foreign, federal, state and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received and are in compliance with all permits, licenses or other approvals required of them under applicable Environmental Laws to conduct their respective businesses and (iii) have not received notice of any actual or potential liability for the investigation or remediation of any disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except where such non-compliance with Environmental Laws, failure to receive required permits, licenses or other approvals, or liability would not have a Material Adverse Effect.
     2. Purchase and Sale.
     (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Guarantor and the Trust agree that the Trust will sell to each

Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Trust, at the purchase price set forth in Schedule B, the number of Trust Preferred Securities set forth opposite such Underwriter’s name in Schedule A.
     (b) As compensation to the Underwriters for their commitments hereunder, and in view of the fact that the proceeds from the sale of the Trust Preferred Securities will be used by the Trust to purchase the Junior Subordinated Notes, the Guarantor on the Closing Date will pay by wire transfer of immediately available funds to Merrill Lynch, for the accounts of the several Underwriters, the amount per Trust Preferred Security set forth in Schedule B in respect of the Trust Preferred Securities to be delivered by the Trust hereunder on the Closing Date.
     3. Delivery and Payment.
     (a) Delivery of and payment for the Trust Preferred Securities shall be made at the office, on the date and at the time specified in Schedule B (such time and date are herein called the “Time of Delivery”), which date and time may be postponed by agreement between the Underwriters, the Trust and the Guarantor (such date and time of delivery of and payment for the Trust Preferred Securities being herein called the “Closing Date”). The Trust Preferred Securities to be purchased by each Underwriter hereunder will be represented by one or more global certificates representing the Trust Preferred Securities that will be deposited by or on behalf of the Trust with The Depository Trust Company (“DTC”) or its designated custodian. Delivery of the Trust Preferred Securities shall be made by causing DTC to credit the Trust Preferred Securities to the account of Merrill Lynch at DTC, for the respective accounts of the several Underwriters through Merrill Lynch at DTC, against payment by the several Underwriters through Merrill Lynch of the purchase price thereof to or upon the order of the Trust in the manner and type of funds specified in Schedule B.
     (b) The Trust and the Guarantor agree to have the certificates representing the Trust Preferred Securities available for checking in New York, New York at the Closing Location specified in Schedule B, on the business day prior to the Closing Date.
     4. Covenants of the Trust and the Guarantor.
     (A) General. The Trust and the Guarantor jointly and severally agree with the several Underwriters as follows (except that the agreements in subsections(c), (e) and (i) of this Section 4(A) are made only by the Guarantor and not by the Trust):
     (a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the date of this Agreement; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the Time of Delivery that shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to prepare a final term sheet, containing solely a description of the Trust Preferred Securities and the Junior Subordinated Notes, in a form set forth in Schedule C hereto and to file such term sheet pursuant to Rule 433(d) under the Act within the time required by such Rule; to file promptly all other material required to be filed by the Trust or the Guarantor with the Commission pursuant to Rule 433(d) under the Act; to file promptly all reports and any definitive proxy or information statements required to be filed by the Guarantor and (to the extent not exempt under Rule 12h-5 under the Exchange Act) the Trust with the Commission pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and for so long as the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required in connection with the offering and sale of the Trust Preferred Securities; to advise you, promptly after either the Trust or the Guarantor receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed with the Commission, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Trust Preferred Securities, of any notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act, of the suspension of the qualification of the Trust Preferred Securities or the Junior Subordinated Notes for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Trust Preferred Securities or suspending any such qualification, to promptly use their best efforts to obtain the withdrawal of such order; and in the event of any such issuance of a notice of objection, promptly to take such steps including, without limitation, amending the Registration Statement or filing a new registration statement, at the Guarantor’s own expense, as may be necessary to permit offers and sales of the Trust Preferred Securities by the Underwriters (references herein to the Registration Statement shall include any such amendment or new registration statement).
     (b) If required by Rule 430B(h) under the Act, to prepare a form of prospectus in a form approved by you and to file such form of prospectus pursuant to Rule 424(b) under the Act not later than may be required by Rule 424(b) under the Act; and to make no further amendment or supplement to such form of prospectus which shall be disapproved by you promptly after reasonable notice thereof.
     (c) To use its best efforts, in cooperation with the Underwriters, to qualify the Trust Preferred Securities and the Junior Subordinated Notes for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriters may unanimously designate and to maintain such qualifications in effect for a period of not less than one year from the date hereof; provided, however, that the Guarantor shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or so subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Guarantor will also supply the Underwriters with such information as is necessary for the determination of the legality of the Trust Preferred Securities and the Junior Subordinated Notes for investment under the laws of such jurisdictions as the Underwriters may reasonably request.

     (d) Prior to noon, New York City time, on the New York business day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Trust Preferred Securities or Junior Subordinated Notes and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus or to file under the Exchange Act any document incorporated by reference in the Prospectus in order to comply with the Act, the Exchange Act or the Trust Indenture Act, to notify you and upon your request to file such document and to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus that will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Trust Preferred Securities or Junior Subordinated Notes at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act.
     (e) To make generally available to its securityholders and to the Underwriters as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement (which need not be audited) of the Guarantor and its subsidiaries, complying with Section 11(a) of the Act and the rules and regulations thereunder (including, at the option of the Guarantor, Rule 158).
     (f) During the period beginning from the date hereof, and continuing to and including the date 30 days after the date hereof the Trust and the Guarantor will not, without the prior written consent of the Underwriters, directly or indirectly, issue, sell, offer or contract to sell, grant any option for the sale of, or otherwise transfer or dispose of, except as provided hereunder, any Trust Preferred Security, any other beneficial interests in the assets of the Trust (other than the Trust Common Securities), any similar security issued by another trust or other limited purpose vehicle, or any debt securities or preferred stock of the Guarantor, as the case may be, that are substantially similar to the Trust Preferred Securities or any of the Junior Subordinated Notes or any securities that are convertible into or exchangeable for or that represent the right to receive any of the foregoing.
     (g) To pay the required Commission filing fees relating to the Trust Preferred Securities and the Junior Subordinated Notes within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act.

     (h) To use the net proceeds received from the sale of the Trust Preferred Securities and the Junior Subordinated Notes, as the case may be, in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds.”
     (i) To issue the Guarantee concurrently with the issue and sale of the Trust Preferred Securities as contemplated herein.
     (B) Payment of Expenses.
     (a) The Guarantor will pay all expenses incident to the performance of its and the Trust’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, the Basic Prospectus, any preliminary prospectus, the Pricing Prospectus, the Pricing Disclosure Package and the Prospectus (or any amendment or supplement thereto), and any Issuer Free Writing Prospectus, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the Trust Preferred Securities and Junior Subordinated Notes, (iii) the preparation, issuance and delivery of the certificates for the Trust Preferred Securities and Junior Subordinated Notes, (iv) the fees and disbursements of the Guarantor’s counsel, accountants and other advisors, (v) the qualification of the Trust Preferred Securities and Junior Subordinated Notes under securities laws in accordance with the provisions of Section 4(A)(c) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto in an aggregate amount not to exceed $7,500, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Issuer Free Writing Prospectus and of the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto, (viii) the fees and expenses of the Trustee, including the fees and disbursements of counsel for the Indenture Trustee and the Trustees in connection with the Indenture, the Supplemental Indenture, the Trust Agreement and the Trust Preferred Securities and Junior Subordinated Notes, (ix) the costs and expenses of the Guarantor relating to investor presentations on any “road show” undertaken with the written approval of the Guarantor in connection with the marketing of the Trust Preferred Securities, including without limitation, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, travel and lodging expenses of the representatives and officers of the Guarantor and any such consultants, and the cost of aircraft and other transportation chartered in connection with the road show, (x) any fees payable in connection with the rating of the Trust Preferred Securities, (xi) the fees and expenses incurred in connection with having the Trust Preferred Securities eligible for clearance, settlement and trading through the facilities of DTC, and (xii) the costs and charges of any transfer agent, registrar or dividend distributing agent.
     (b) If this Agreement is terminated by the Underwriters in accordance with the provisions of Section 5 or Section 9(a)(i) hereof, the Guarantor shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     (C) Free Writing Prospectuses.
     (a) (i) Each of the Guarantor and the Trust represents and agrees that, other than the final term sheet prepared and filed pursuant to Section 4(A)(a) hereof, without the prior consent of the Underwriters, it has not made and will not make any offer relating to the Trust Preferred Securities or the Junior Subordinated Notes that would constitute a “free writing prospectus” as defined in Rule 405 under the Act;
     (ii) Each Underwriter represents and agrees that, without the prior consent of the Guarantor and the other Underwriters, other than one or more term sheets relating to the Trust Preferred Securities and the Junior Subordinated Notes containing customary information and conveyed to purchasers of the Trust Preferred Securities, it has not made and will not make any offer relating to the Trust Preferred Securities that would constitute a free writing prospectus; and
     (iii) Any such free writing prospectus the use of which requires consent under clause (i) and (ii) above and has been consented to by the Guarantor and the Underwriters, and which is required to be filed with the Commission, (including the final term sheet prepared and filed pursuant to Section 4(A)(a) hereof) is listed in subsection (a) of Schedule B.
     (b) Each of the Guarantor and the Trust has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending.
     (c) The Guarantor agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Guarantor will give prompt notice thereof to the Underwriters and, if requested unanimously by the Underwriters, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document that will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Guarantor by any Underwriter expressly for use therein.
     5. Conditions to the Obligations of the Underwriters. The obligations of the Underwriters to purchase the Trust Preferred Securities shall be subject to the accuracy of the representations and warranties on the part of each of the Guarantor and the Trust contained herein as of the date hereof and the Closing Date, to the accuracy of the statements of the officers of the Guarantor and the Trustees of the Trust made in any certificates pursuant to the provisions hereof, to the performance by each of the Guarantor and the Trust of its covenants and other obligations hereunder and to the following additional conditions:
     (a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 4(A)(a) hereof; the final term sheet contemplated by Section 4(A)(a) hereof, and any other material required to be filed by the Guarantor or the Trust pursuant to Rule 433(d) under the Act, shall have been filed with the Commission within the applicable time periods prescribed for such filings by Rule 433; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the Act shall have been received; no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction.
     (b) Hogan & Hartson LLP, counsel for the Guarantor, shall have furnished to the Underwriters a favorable opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters.
     (c) Richards, Layton & Finger, P.A., special Delaware counsel to the Guarantor and the Trust, shall have furnished to the Underwriters a favorable opinion, dated the Closing Date, in form and substance satisfactory to counsel for the Underwriters.
     (d) The Underwriters shall have received from Sidley Austin llp, counsel for the Underwriters, such opinion or opinions, dated the Closing Date, with respect to such matters as the Underwriters unanimously may reasonably require. Sidley Austin llp may rely (i) as to those matters that relate to the Indenture Trustee, the Guarantee Trustee or the Property Trustee, upon the certificate or certificates of such entities and (ii) as to matters governed by Delaware law, upon the opinion of Richards, Layton & Finger, P.A. delivered pursuant to Section 5(c).
     (e) At the Time of Delivery, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Pricing Disclosure Package, any material adverse change in the financial condition, earnings, or business affairs of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Underwriters shall have received a certificate of the Chief Executive Officer, President or an Executive Vice President of the Guarantor and of the chief financial officer or chief accounting officer of the Guarantor, dated as of the Closing Date, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties of the Guarantor herein are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery, (iii) the Guarantor has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, contemplated by the Commission.

     (f) At the Time of Delivery, the Underwriters shall have received a certificate of the Trustees of the Trust, dated as of the Closing Date, to the effect that (i) the representations and warranties of the Trust herein are true and correct with the same force and effect as though expressly made at and as of the Time of Delivery and (ii) the Trust has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Time of Delivery.
     (g) At the time of the execution of this Agreement, the Underwriters shall have received from KPMG LLP a letter dated such date, in form and substance satisfactory to the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Pricing Prospectus as of a date not more than three business days prior to the date of such letter.
     (h) At the Time of Delivery, the Underwriters shall have received from KPMG LLP a letter, dated as of the Closing Date, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to the Closing Date.
     (i) At the Time of Delivery, the Trust Preferred Securities shall be rated at least BB+ by Standard & Poor’s Ratings Service, Baa1 by Moody’s Investors Service, Inc. and BBB- by Fitch Ratings, and the Guarantor shall have delivered to the Underwriters a letter, dated the Closing Date, from each such rating agency, or other evidence satisfactory to the Underwriters, confirming that the Trust Preferred Securities have such ratings. Since the execution of this Agreement, there shall not have occurred a downgrading in, or withdrawal of, the rating assigned to Trust Preferred Securities or any of the other securities of the Guarantor or any of its subsidiaries by any “nationally recognized statistical rating organization”, as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and no such organization shall have publicly announced that it has under surveillance or review its rating of the Trust Preferred Securities or any of the other securities of the Guarantor or any of its subsidiaries.
     (j) At the Time of Delivery, the Trust Preferred Securities shall be eligible for clearance, settlement and trading in book-entry-only form through the facilities of DTC.
     (k) At the Time of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Trust Preferred Securities and Junior Subordinated Notes as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties of the Trust and the Guarantor, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Trust and the Guarantor in connection with the issuance and sale of the Trust Preferred Securities and Junior Subordinated Notes as herein contemplated shall be satisfactory in form and substance to counsel for the Underwriters.
     If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated unanimously by the Underwriters by notice signed by all of the Underwriters to the Guarantor at any time at or prior to the Time of

Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 4(B) and except that Sections 1, 6, 7, 8 and 15 shall survive any such termination and remain in full force and effect.
     6. Indemnification and Contribution.
     (a) Indemnification of Underwriters. The Guarantor and the Trust agree, jointly and severally, to indemnify and hold harmless each Underwriter, its affiliates, as such term is defined in Rule 501(b) under the Act (each, an “Affiliate”), its selling agents and each person, if any, who controls any Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including any information included in a prospectus that was omitted from such Registration Statement at the time it became effective but that is deemed to be part of and included in such Registration Statement pursuant to Rule 430B (which information is referred to as “Rule 430B Information”), if any, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Basic Prospectus, any preliminary prospectus, the Pricing Prospectus, the Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Guarantor or the Trust, as applicable; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen unanimously by the Underwriters), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above;
provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Guarantor or the Trust by any Underwriter expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or the Basic Prospectus, any preliminary prospectus, the Pricing Prospectus, Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus.
     (b) Indemnification of Trust, Guarantor, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Trust, the Guarantor, their directors, each of their officers who signed the Registration Statement, and each person, if any, who controls the Trust or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430B Information, if any, or the Basic Prospectus, any preliminary prospectus, the Pricing Prospectus, Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Trust or the Guarantor by such Underwriter expressly for use in the Registration Statement (or any amendment thereto) or the Basic Prospectus, any preliminary prospectus, the Pricing Prospectus, Pricing Disclosure Package or the Prospectus (or any amendment or supplement thereto), or any Issuer Free Writing Prospectus.
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected unanimously by the Underwriters, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Guarantor. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

     (d) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Trust and the Guarantor, on the one hand, and the Underwriters, on the other hand, from the offering of the Trust Preferred Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Trust and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Trust and the Guarantor, on the one hand, and the Underwriters, on the other hand, in connection with the offering of the Trust Preferred Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Trust Preferred Securities pursuant to this Agreement (before deducting expenses) received by the Trust and the Guarantor and the total underwriting discount received by the Underwriters, in each case as set forth on the cover of the Prospectus, bear to the aggregate initial public offering price of the Trust Preferred Securities as set forth on the cover of the Prospectus.
     The relative fault of the Trust and the Guarantor, on the one hand, and the Underwriters, on the other hand, shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Trust or the Guarantor, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Trust and the Guarantor, on the one hand, and the Underwriters, on the other hand, agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     The Underwriters’ respective obligations to contribute pursuant to this Section 7 are several in proportion to the principal amount of Trust Preferred Securities set forth opposite their respective names in Schedule A hereto and not joint.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Trust Preferred Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act and each Underwriter’s Affiliates and selling agents shall have the same rights to contribution as such Underwriter, and each director of the Trust or the Guarantor, each officer of the Trust or the Guarantor who signed the Registration Statement, and each person, if any, who controls the Trust or the Guarantor within the meaning of Section 15 of the Act or Section 20 of the Exchange Act shall have the same rights to contribution as the Trust and the Guarantor.
     8. Representations, Warranties and Agreements to Survive. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Trust or the Guarantor or any of its subsidiaries submitted pursuant hereto shall remain operative and in full force and effect regardless of (i) any investigation made by or on behalf of any Underwriter, its Affiliates or selling agents or any person controlling such Underwriter or by or on behalf of the Trust, the Guarantor, their officers or directors or any person controlling the Trust or the Guarantor, and (ii) delivery of and payment for the Trust Preferred Securities.
     9. Termination of Agreement.
     (a) Termination; General. The Underwriters may unanimously terminate this Agreement, by notice signed by all the Underwriters to the Trust and the Guarantor, at any time at or prior to the Closing Date, (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Pricing Disclosure Package, any material adverse change in the financial condition, earnings, or business affairs of the Guarantor and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the unanimous judgment of the Underwriters, impracticable or inadvisable to market the Trust Preferred Securities or to enforce contracts for the sale of the Trust Preferred Securities, or (iii) if trading in any securities of the Guarantor has been suspended or materially limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) a material disruption has occurred in commercial banking or securities or clearance, settlement or trading services in the United States, or (v) if a banking moratorium has been declared by Federal, New York, Connecticut or Delaware authorities.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4(B) hereof, and provided further that Sections 1, 6, 7, 8 and 15 shall survive such termination and remain in full force and effect.
     10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at the Closing Date to purchase the Trust Preferred Securities which it or they are obligated to purchase under this Agreement (the “Defaulted Securities”), the non-defaulting Underwriters shall have the right, within 24 hours thereafter, to make arrangements to purchase, or to make arrangements for any other underwriters to purchase, all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the non-defaulting Underwriters shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the aggregate number of Trust Preferred Securities to be purchased hereunder, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or
     (b) if the number of Defaulted Securities exceeds 10% of the aggregate number of Trust Preferred Securities to be purchased hereunder, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement, either the non-defaulting Underwriters (acting unanimously) or the Guarantor shall have the right to postpone the Closing Date for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.

     11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to each Underwriter as follows: for Merrill Lynch, at 4 World Financial Center, New York, New York 10080, Attention: Financial Institutions Group; for KBW, at 787 Seventh Avenue, New York, New York 10019, Attention: Debt Capital Markets; and for Lehman at 745 Seventh Avenue, New York, New York 10019, Attention: Financial Institutions Group (with a copy to the General Counsel at the same address); and notices to the Trust and the Guarantor shall be directed to them at Webster Plaza, Waterbury, Connecticut 06702, attention of General Counsel, with a copy to Hogan & Hartson LLP at 555 Thirteenth Street, N.W., Washington, District of Columbia 20004, attention of Stuart G. Stein.
     12. No Advisory or Fiduciary Relationship. The Trust and the Guarantor acknowledge and agree that (a) the purchase and sale of the Trust Preferred Securities pursuant to this Agreement, including the determination of the public offering price of the Trust Preferred Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Trust and the Guarantor, on the one hand, and the several Underwriters, on the other hand, (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Trust or the Guarantor, or their stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Trust or the Guarantor with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Trust or the Guarantor on other matters) and no Underwriter has any obligation to the Trust or the Guarantor with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Trust or the Guarantor, and (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Trust and the Guarantor have consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     13. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Trust, the Guarantor and the Underwriters, or any of them, with respect to the subject matter hereof.
     14. Parties. This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the parties hereto and their respective successors and the Affiliates, selling agents, officers and directors and controlling persons referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the parties hereto and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of

Trust Preferred Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     15. GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK.
     16. TIME. TIME SHALL BE OF THE ESSENCE OF THIS AGREEMENT. EXCEPT AS OTHERWISE SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     17. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.
     18. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.
     19. Tax Disclosure. Notwithstanding any other provision of this Agreement, immediately upon commencement of discussions with respect to the transactions contemplated hereby, the Trust and the Guarantor (and each of their respective employees, representatives or other agents) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided to the Trust and the Guarantor relating to such tax treatment and tax structure. For purposes of the foregoing, the term “tax treatment” is the purported or claimed federal income tax treatment of the transactions contemplated hereby, and the term “tax structure” includes any fact that may be relevant to understanding the purported or claimed federal income tax treatment of the transactions contemplated hereby.
[THE NEXT PAGE IS THE SIGNATURE PAGE]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us four counterparts hereof, whereupon this instrument, along with all counterparts, will become a valid and legally binding agreement among the Trust, the Guarantor and the several Underwriters in accordance with its terms.

Very truly yours,

WEBSTER CAPITAL TRUST IV

By:	WEBSTER FINANCIAL CORPORATION, as Sponsor

By:	/s/ Gerald P. Plush

	Name:	Gerald P. Plush
	Title:	Executive Vice President and Chief Financial Officer

WEBSTER FINANCIAL CORPORATION

By:	/s/ Gerald P. Plush

	Name:	Gerald P. Plush
	Title:	Executive Vice President and Chief Financial Officer

CONFIRMED AND ACCEPTED
as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

By:	/s/ Seth Heaton
Authorized Signatory

KEEFE, BRUYETTE & WOODS, INC.

By:	/s/ Maurice Beshlian III
	Name:	Maurice Beshlian III
	Title:	Senior Vice President

LEHMAN BROTHERS INC.

By:	/s/ William Gartland
	Name:	William Gartland
	Title:	Managing Director

SCHEDULE A

Number of Trust
Preferred
Securities to
Underwriters	be Purchased
Merrill Lynch, Pierce, Fenner & Smith Incorporated	100,000
Keefe, Bruyette & Woods, Inc.	50,000
Lehman Brothers Inc.	50,000

A-1

SCHEDULE B
Title of Securities:
7.650% Fixed to Floating Trust Preferred Securities of Webster Capital Trust IV, guaranteed on a subordinated basis by Webster Financial Corporation (Liquidation Amount $1,000 per security)
Number of Securities:
200,000
Initial Public Offering Price:
$996.72 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance
Purchase Price by Underwriters:
$986.72 per Trust Preferred Security plus accumulated distributions, if any, from the date of original issuance
Underwriters’ Compensation:
$10.00 per Trust Preferred Security
Specified Funds for Payment of Purchase Price:
Immediately available funds by wire
Stated Amount of Trust Common Securities:
$10,000
Trust Agreement:
Second Amended and Restated Trust Agreement, to be entered into on or before the Closing Date, among Webster Financial Corporation, as Sponsor, The Bank of New York, as Property Trustee, The Bank of New York (Delaware), as Delaware Trustee, Gerald P. Plush, R. David Rosato and Gregory S. Madar, as Administrative Trustees, and the registered holders from time to time of the Trust Preferred Securities and the Trust Common Securities
Initial Assets of the Trust:
$200,010,000 of Webster Financial Corporation’s Junior Subordinated Notes, to be issued pursuant to the Indenture referred to in the Underwriting Agreement to which this Schedule B is attached.

B-1

the Closing Date:
June 20, 2007; 10 A.M. (New York City time)
Closing Location:
Sidley Austin llp
787 Seventh Avenue
New York, New York 10019
Address for Notices, etc.:
Merrill Lynch, Pierce Fenner & Smith Incorporated
4 World Financial Center
New York, New York 10080
Attn: Financial Institutions Group
Keefe, Bruyette & Woods, Inc.
787 Seventh Avenue
New York, New York 10019
Attn: Debt Capital Markets
Lehman Brothers Inc.
745 Seventh Avenue
New York, New York 10019
Attn: Financial Institutions Group (with a copy to the General Counsel at the same address)
(a) Free Writing Prospectuses listed pursuant to Section 4(C)(a)(iii):
Final term sheet, dated June 13, 2007, prepared and filed pursuant to Section 4(A)(a).
(b) Additional Documents Incorporated by Reference:
None.

B-2

SCHEDULE C
WEBSTER CAPITAL TRUST IV
$200,000,000
7.650% FIXED TO FLOATING RATE TRUST PREFERRED SECURITIES
(liquidation amount $1,000 per security)
fully and unconditionally guaranteed, on a subordinated basis, as described in the prospectus, by
Webster Financial Corporation
SUMMARY OF TERMS

Issuer:	Webster Capital Trust IV (the “Trust”), a Delaware statutory trust, the sole asset of which will be the 7.650% Fixed to Floating Rate Junior Subordinated Notes (the “junior subordinated notes”) issued by Webster Financial Corporation (“Webster”).

Guarantor:	Webster

Title of Securities	7.650% Fixed to Floating Rate Trust Preferred Securities

Liquidation Amount:	$1,000 per Trust Preferred Security

Expected Ratings:	Moody’s Investors Service: Baa1
Standard & Poor’s: BB+
Fitch: BBB-
DBRS: BBB

Size:	$200,000,000

Trade Date:	June 13, 2007

Settlement Date:	June 20, 2007 (T + 5)

First Par Call Date:	June 15, 2017

Initial Scheduled Maturity Date:	June 15, 2037

Initial Final Repayment Date:	June 15, 2067

Extension Options:	The scheduled maturity date is initially June 15, 2037, but may be extended at the option of the Issuer for up to two additional 10-year periods upon the satisfaction of certain criteria described in the prospectus. The final repayment date is initially June 15, 2067, but may be extended at the option of the Issuer for up to two additional 10-year periods upon the satisfaction of certain criteria described in the prospectus. On any election date the Issuer may elect to extend the scheduled maturity date whether or not the Issuer elects to extend the final repayment date, and the Issuer may elect to extend the final repayment date whether or not the Issuer elects to extend the scheduled maturity date.

Distributions:	From and including June 20, 2007 to but excluding June 15, 2017: distributions will accumulate at an annual rate of 7.650%, payable semi-annually in arrears on each June 15 and December 15, beginning December 15, 2007 to and including June 15, 2017.

From and including June 15, 2017 to but excluding June 15, 2037: distributions will accumulate at an annual rate equal to three-month LIBOR plus 1.89%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year, beginning September 15, 2017.

If the scheduled maturity date is extended: distributions will accumulate from and including June 15, 2037 to but excluding the scheduled maturity date at an annual rate equal to three -month LIBOR plus 2.89%, payable quarterly in arrears on March 15, June 15, September 15 and December 15 of each year beginning September 15, 2037 to and including the scheduled maturity date.

From and including the scheduled maturity date: distributions will accumulate at an annual rate equal to one-month LIBOR plus 2.89%, payable monthly in arrears on the 15th day of each month.

Treasury Benchmark:	4.50% due May 15, 2017

Treasury Yield:	5.198%

Spread to Treasury Benchmark:	+ 250 basis points

Price to Public:	99.672%

Proceeds, before expenses, to Webster from the Offering:	$197,344,000 after underwriting commissions

Redemption:	In whole or in part, at the option of Webster, at any time (“optional redemption”), or in whole but not in part, at the option of Webster, within 90 days after the occurrence of a “tax event,” a “capital treatment event,” an “investment company event” or a “rating agency event;” in each case, at the redemption price described below.

Redemption Price:	Prior to the First Par Call Date: In the case of any “optional redemption,” or any redemption within 90 days after the occurrence of a “tax event” or a “rating agency event,” the redemption price will be equal to (1) 100% of the principal amount of the junior subordinated notes being redeemed or (2) if greater, the present value of scheduled payments of principal and interest from the redemption date (not including any portion of such payments of interest accrued to but excluding the date of redemption) to June 15, 2017 on the junior subordinated notes being redeemed, discounted to the redemption date on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the

“treasury rate” plus the “applicable spread”(as defined below), in each case plus accrued and unpaid interest to the redemption date. In the case of redemption within 90 days after the occurrence of a “capital treatment event” or an “investment company event,” the redemption price will be equal to 100% of the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

After the First Par Call Date: In the case of any “optional redemption,” other than an “optional redemption” that occurs on an “optional par redemption date” (as defined below), the redemption price will be equal to (1) 100% of the principal amount of the junior subordinated notes being redeemed or (2) if greater, the present value of scheduled payments of principal and interest from the redemption date (not including any portion of such payments of interest accrued to but excluding the date of redemption) to the next succeeding optional par redemption date on the junior subordinated notes being redeemed, discounted to the redemption date on a quarterly basis (assuming a 360-day year consisting of twelve 30-day months) at a discount rate equal to the three-month LIBOR applicable to the interest period immediately preceding the date on which the junior subordinated notes are redeemed, in each case plus accrued and unpaid interest to the redemption date. In the case of a redemption on an optional par redemption date or within 90 days after the occurrence of a “tax event,” a “capital treatment event” or an “investment company event,” the redemption price will be equal to 100% of the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

On and after the scheduled maturity date, the junior subordinated notes will be redeemable at any time at a redemption price equal to the principal amount of the junior subordinated notes, plus accrued and unpaid interest to the redemption date.

Optional Par Redemption Date:	June 15, 2017 and each date thereafter that is the fifth anniversary of a prior optional par redemption date.

Applicable Spread:	0.50% if the redemption is within 90 days after the occurrence of a “tax event” or a “rating agency event” and 0.35% in all other cases.

Structuring Advisor:	Merrill Lynch & Co.

Joint Bookrunners:	Merrill Lynch & Co.

Keefe, Bruyette & Woods, Inc.

Lehman Brothers Inc.

CUSIP:	94769Y AA7

The issuer has filed a registration statement, including a prospectus, with the SEC for the offering to which this communication relates. Before you invest, you should read each of these documents and the other documents the issuer has filed with the SEC for more complete information about the issuer and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, any underwriter or any dealer participating in the offering will arrange to send you the prospectus if you request it by calling Merrill Lynch toll-free at 1-866-500-5408, or Lehman Brothers toll-free at 1-888-603-5847, or Keefe, Bruyette & Woods toll-free at 1-800-966-1559.